SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 January 7, 2000
                Date of Report (Date of earliest event reported)


                           HIRSCH INTERNATIONAL CORP.
             (Exact name of Registrant as specified in its charter)


      Delaware                       0-23434                    11-2230715
(State or other jurisdiction   (Commission File Number)       (IRS Employer
          of incorporation)                               Identification Number)



                             200 Wireless Boulevard
                            Hauppauge, New York 11788


                                 (516) 436-7100
              (Registrant's telephone number, including area code)


                                Page 1 of 2 Pages
                         Exhibit Index Appears at Page 2


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     Item 4. Changes in the Registrant's Certifying Accountant

On January 7, 2000, Hirsch International Corp. (the "Registrant") appointed the accounting firm of BDO Seidman, LLP, Melville, NY as its independent public accountants for fiscal 2000 to replace Deloitte & Touche LLP, who were dismissed effective as of such date. The Registrant's Board of Directors approved the selection of BDO Seidman, LLP as new independent public accountants upon the recommendation of the Registrant's Audit Committee.

The reports of Deloitte & Touche LLP on the Registrant's financial statements for the past two fiscal years did not contain any adverse opinion or a disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles.

During the Registrant's two most recent fiscal years and for the interim period ended October 31, 1999, the Registrant has not consulted BDO Seidman, LLP, with respect to the application of accounting principles to a specified completed or proposed transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements.

In connection with the audits of the Registrant's financial statements for each of the two fiscal years ended January 31, 1998 and January 31, 1999, respectively, and in the subsequent interim period, there were no disagreements with Deloitte & Touche LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the matter in their report.

The Registrant has provided Deloitte & Touche LLP with a copy of this disclosure and has requested that Deloitte & Touche LLP furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. (A copy of Deloitte & Touche LLP's letter to the SEC, dated January 13, 2000 is filed as Exhibit 16.1 to the Form 8-K).

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     Exhibit 16.1 Letter of Deloitte & Touche LLP, dated January 13, 2000.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HIRSCH INTERNATIONAL CORP.

                                        By: /s/  Henry Arnberg
                                            --------------------
                                                 Henry Arnberg
                                                 Chairman of the Board and
                                                 Chief Executive Officer